Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of BioTime, Inc. (the “Company”) for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Judith Segall, Hal Sternberg, and Harold Waitz, collectively the Office of the President, and Steven A. Seinberg, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2003

/s/ Judith Segall

Judith Segall
Vice-President – Operations
Member, Office of the President*

/s/ Hal Sternberg

Hal Sternberg
Vice-President – Research
Member, Office of the President*

/s/ Harold Waitz

Harold Waitz
Vice-President – Regulatory Affairs
Member, Office of the President*

/s/ Steven A. Seinberg

Steven A. Seinberg
Chief Financial Officer

*     The Office of the President is comprised of the three above-referenced executives of the Company who collectively exercise the powers of the Chief Executive Officer